EXHIBIT 99.1

                  STOCK OPTION PLAN FOR NON-EXECUTIVE DIRECTORS
                                       OF
                            ONLINE POWER SUPPLY, INC.

                          ADOPTED AS OF AUGUST 11, 2000

                                    ARTICLE I

                                     PURPOSE

         This Stock Option Plan for Non-Executive Directors (hereafter the "Plan") of OnLine Power Supply, Inc. (the "Company") is intended to encourage their ownership of stock in the Company and continued service by them as non-executive directors of the Company.

                                   ARTICLE II

                                   DEFINITIONS

         For  Plan  purposes,   except  where  the  context  clearly   indicates
otherwise, the following terms shall have the meanings set forth:

         a. "Board" shall mean the Company's Board of Directors.

         b. "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

         c. "Committee" shall mean the Compensation Committee, or such other committee of the Board designated by the Board to administer the Plan. The Committee shall be composed of not less than two persons appointed by the Board; Committee members also may be members of the Board.

         d. "Common Shares" shall mean shares of the Company's Common Stock, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

         e.   "Company"   shall  mean  OnLine  Power  Supply,   Inc.,  a  Nevada
corporation, and any parent or subsidiary corporation of it, as "parent" and "subsidiary" are defined in Sections 425(e) and (f) of the Code.

         f. "Fair Market Value" shall mean the closing sales price of the Common Shares as reported in any trading market where the Company then is listed, or if there were then no sales, then the closing sales price for the preceding day when there were sales. If the Common Shares of the Company are not traded in any public market, then fair value may be established by reference to sales of Common Shares by the Company, or to sales by shareholders of outstanding Common Shares held by them, or to sales by third parties of outstanding Common Shares which had been owned by shareholders of record (for example, sales by a trustee in bankruptcy or a secured creditor or by order of court in domestic relations or probate proceedings). The above notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes.

         g. "Option" shall mean a stock option issued under the Plan. All Options are nonqualified, i.e., none are intended to meet the terms of Code
Section 422A for qualified options.

         h. "Optionee" shall mean the person to whom has been granted an Incentive Stock Option.

         i. "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares.

         j. "Vesting" and "vested" shall mean the time(s) when options are exercisable, subject to this Plan.

                                   ARTICLE III

                                 ADMINISTRATION

         3.1 The Committee or the Board shall administer the Plan with full power to grant Options, and construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper.

         3.2 The determination of those eligible to receive Options, and the amount and terms and conditions of such Options shall rest in the sole discretion of the Committee (or the Board, if no Committee is designated), subject to the provisions of this Plan. Eligibility and vesting shall be determined under Article V.

         3.3 The Board, or the Committee, may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any granted Option, in the manner and to the extent it shall deem necessary to carry it into effect.

         3.4 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

         3.5 Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. Notice of meetings shall be made in the same manner as required for Board meetings under the Bylaws. If there are four or more members, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present shall decide any question brought before the meeting. If there are three or fewer members, all members shall constitute a quorum and the vote of all the members shall decide any question brought before the meeting. The Committee may act by the signed affirmative vote, taken without an actual meeting, of all members. Proceedings of the Committee shall be recorded and signed by the Committee members.

         3.6 No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own bad faith, gross negligence, or willful misconduct.

         3.7 The Plan shall always be administered in such a manner that the Options granted hereunder conform to Plan provisions.

         3.8 Management of the Company shall supply full and timely information to the Committee on all matters relating to eligible non-executive directors, their duties and performance, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with clerical and other assistance as necessary in performance of its duties hereunder.

                                   ARTICLE IV

                            NUMBER OF RESERVED SHARES

         4.1 RESERVED SHARES. The total number of Common Shares of the Company available for issuance under the Plan is 300,000, subject to adjustment under
Article VII.

         4.2 SHARES UNDER EXPIRED OR TERMINATED OPTIONS. If an Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall be available for future grants of Options.

                                    ARTICLE V

                    ELIGIBILITY, VESTING AND TERM OF OPTIONS

         5.1 Options may be granted only to non-executive directors of the Company ("Eligible Directors"), as determined by the Committee. On each of the regular meetings of the Board held in conjunction with the annual meetings of shareholders (in June of each year, starting in 2002), each Eligible Director (provided he is re-elected at the annual meeting following the Board meeting) shall receive an Option to purchase 10,000 Common Shares, all of which shall vest immediately upon grant.

         5.2 An Eligible Director whose term of service begins other than in June of a year shall receive, at the regular meeting of the Board held in the following June, an Option to purchase 10,000 Common Shares, pro rated for the months out of 12 when he is an Eligible Director, all of which shall vest immediately upon grant. For example, if the beginning service date is in September, an Eligible Director will receive at such date an initial Option to purchase 7,500 Common Shares to compensate the Eligible Director for service over the following nine months (3/4s of a full year) until the annual meeting of shareholders in the next June. The grant and vesting of the initial Option granted to an Eligible Director other than on a regular meeting of the Board in June shall not be conditioned on such a director's initial election by the shareholders to the Board at the annual meeting of shareholders in June. Each of the Eligible Directors as of April 25, 2001 has received fully vested Options for 10,000 Common Shares, which were granted at different times during prior calendar years. Therefore, at the regular meeting of the Board in June 2001, Options shall be granted as determined by the Committee to equalize the number of Options held by these Eligible Directors based on years of service by each (June to June each year), at the rate of 10,000 Common Shares per such year.

         5.3 Except for the 36 month terms of each of the Options which have been granted to Eligible Directors prior to April 25, 2001, the term of each Option shall be 10 years from the date of grant, unless terminated otherwise in accordance with this Plan.

                                   ARTICLE VI

                              TERMS AND CONDITIONS

         6.1 FORM OF OPTION AGREEMENT. All Options shall be evidenced by agreements in the form of Attachment A hereto, or in such other form as may be duly approved pursuant to this Plan.

         6.2 PRICE. The option price per share for Options shall be equal to 100% of the Fair Market Value of a Common Share on the grant date.

         6.3 TIME OF GRANT. All Options must be granted within 10 years from the date of this Plan.

         6.4 EXERCISE. An Option shall be exercised by delivery of (a) a written notice of exercise (in the form of Attachment B hereto) to the Company specifying the number of Common Shares to be purchased, and (b) payment of the full price of such Common Shares, as set below.

         Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase. Until the Common Shares represented by an exercised option are issued to an Optionee, he shall have none of the rights of a shareholder.

         6.5  METHOD OF PAYMENT.  The purchase price for an Option may be paid:

         a. In United States dollars by wire transfer to, or by check payable to order of, the Company in an amount equal to the option price; or

         b. At the discretion of the Committee, by delivery of fully paid and non-assessable Common Shares, with an aggregate Fair Market Value on the date of the exercise equal to the option price, provided that within six months of delivery, the Optionee has not acquired any Common Shares from any source except in compliance with the exemptive provisions of rules of the Securities and Exchange Commission under section 16(a) of the Securities Exchange Act of 1934; or

         c. By a combination of a. and b; or

         d. In any other lawful consideration approved by the Committee, including without limitation promissory notes and salary set-offs.

         The Committee shall determine acceptable methods for tendering Common Shares as payment upon exercise, and may impose additional limitations on such use of Common Shares.

         6.6 TRANSFERABILITY. Except by will or the laws of descent and distribution, and except for transfers to a Permitted Transferee, no Option, and no right or interest in any Incentive Stock Option, shall be assignable or transferable. Transfers to a Permitted Transferee shall be authorized only if
(i) the transfer is a bona fide gift and not payment of anything to any person, directly or indirectly; (ii) the Optionee receives nothing of value, directly or indirectly, for the gift; and (iii) the transferred Options continue to be subject to the identical terms and conditions as the Options prior to such transfer. A Permitted Transferee means (and shall be limited to) an Optionee's Family Members: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- or sister-in-law (including adoptive relationships); anyone sharing the Optionee's household (but not as a tenant or employee), or a trust or other entity in which the Optionee and Family Members hold more than 50% of its beneficial or voting interest. In addition to the preceding limitations, no Options or the underlying Common Shares may be pledged for any obligation.

         6.7 EXERCISE. Options shall be exercisable during the Optionee's lifetime, even if the Optionee ceases to be a Non-Executive Director, only by the Optionee, or by Permitted Transferees, or by persons holding Options by will or the laws of descent and distribution, except as provided below.

         a. If an Optionee ceases to be a Non-Executive Director because of fraud, misappropriation of Company assets or corporate opportunities, or fraud or intentional misrepresentation of facts reasonably deemed by the Board to be material to the Company, then all of his Options shall immediately become void. Options held by Permitted Transferees who acquired Options prior to the dates of conduct which terminated the Optionee's director status, shall be exercisable for three months following termination, and then shall become void if not exercised.


                                   ARTICLE VII

                    ADJUSTMENTS ON CHANGES IN CAPITALIZATION

         7.1 In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company:

         a. Prompt, proportionate, equitable, lawful, and adequate adjustment shall be made of the aggregate number and kind of shares subject to Options which may have been granted, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for those purchasable on exercise of the Options had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend not taken place.

         b. Rights under granted but unexercised Options or portions thereof, as to the exercise price per share, shall be adjusted appropriately; such adjustment shall be made without change in the total exercise price applicable to the unexercised Options.

         7.2 The foregoing adjustments and their manner of application shall be determined solely by the Committee (or by the Board, if there be no committee). No fractional shares shall be issued under the Plan on account of any such adjustments.

                                  ARTICLE VIII

                             MERGER OR CONSOLIDATION

         8.0 If the Company shall be a party to a binding agreement to any merger, consolidation, or reorganization of which the Company shall not be the survivor, each outstanding Option shall pertain and apply to the securities which a shareholder of the Company would be entitled to receive pursuant to such merger, consolidation, or reorganization. Every Optionee shall have the right immediately prior to taking effect of such a transaction, to exercise the Option to the extent not exercised by such date, and unexercised

Options shall be deemed exchanged for new options, with identical terms, to purchase common shares in the successor company.

                                   ARTICLE IX

                        AMENDMENT AND TERMINATION OF PLAN

         9.1 The Board, without approval of the shareholders, and at any time and from time to time, may suspend or terminate the Plan in whole or in part or amend it in such respects as the Board deems appropriate and in the best interest of the Company; provided, however, that no such amendment shall be made which would, without approval of the shareholders:

         a.  Materially  modify  the  eligibility   requirements  for  receiving
Options;

         b. Reduce the minimum exercise price per Common Share, except in accordance with Article VII;

         c. Extend the period of granting Options; or

         e. Materially increase in any other way the benefits to Optionees.

         9.2 No amendment, suspension, or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under issued Options.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         11.1 PLAN EXPENSES. The Company will pay all expenses of administering this Plan.

         11.2 USE OF EXERCISE PROCEEDS. Money received from Optionees on the exercise of Options shall be used for general corporate purposes.

         11.3 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit, or proceeding, a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on her or his own behalf.

                              ATTACHMENT A TO PLAN

Number of Shares:
Date of Grant:

                             STOCK OPTION AGREEMENT

         Agreement made this___ day of 20___, between ________________ (the "Optionee") and OnLine Power Supply, Inc., a Nevada corporation (the "Company").

                 1. GRANT OF OPTION. Pursuant to the provisions of the Company's Stock Option Plan for Non- Executive Directors (the "Plan"), the Company hereby grants to the Optionee an Option to purchase from the Company all or any part of an aggregate of ______Common Shares, at the purchase price of $_.__ per Share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated herein by reference.

         In the event of any conflict between this Agreement and the Plan, the Plan shall control.

                 2.  VESTING.  All of this Option vests immediately.

                 3. EXERCISE. This Option may be exercised in whole or in part on or before ________, 20__, then it expires and is void to the extent not exercised.

                 This Option shall be exercisable by delivery to the Company of a notice of election to exercise, in the form attached hereto, specifying the number of Shares to be purchased and accompanied by payment of the full purchase price. A copy of this Stock Option Agreement shall also be delivered to the Company along with the notice of election of exercise, for the Company's endorsement of exercise on Schedule I and return to the Optionee for his records.


         ONLINE POWER SUPPLY, INC.


         -----------------------------
         (Name of officer)     (Date)

                              ATTACHMENT B TO PLAN

(Form of letter to be used for notification of election to exercise. Please do not use this page, but follow this form in a separately typed letter.)

                                             Date _____________, 200__

OnLine Power Supply, Inc.
[address]


         In accordance with Paragraph 2 of the Stock Option Agreement evidencing the Option granted to me (or by my transferor if I am a Permitted Transferee) on ________ __, ____, I hereby elect to exercise this Option to the extent of__________ Common Shares, by (circle method(s) used):

         1. A check or wire transfer payable to order of the Company in an amount equal to the option price; and/or

         2. by delivery of fully paid and non-assessable Common Shares, with an aggregate Fair Market Value on this date of the exercise equal to the option price.

         When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed Stock Option Agreement, in the event there remains an unexercised balance of Shares under the Option, at the following address:

                                  ----------------------------

                                  ----------------------------

                                  ----------------------------


                                              Very truly yours,

                                              ------------------------------
                                              Optionee Signature

                           Print Name: _____________________________

                                   SCHEDULE I


                                           Unexercised        Issuing
            Shares         Payment            Shares          Officer
Date       Purchased       Received         Remaining         Initials